Exhibit (15.1)

May 7, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 7, 2026 on our review of interim financial statements of Ecolab Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-275302 and 333-293635) and Form S-8 (Nos. 2‑90702; 33‑18202; 33‑55986; 33-56101; 33-34000; 33-56151; 33-60266; 333-95043; 333-109890; 333-18627; 333-109891; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-165130; 333-165132; 333-166646; 333-174028; 333-178300; 333-178302; 333-190317; 333-199730; 333-199732; 333-226534; 333-250090; 333-271653; 333-271654; and 333-281207) of Ecolab Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota